UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                   FORM 8-K


                           CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)   July 22, 2004
                                                   -------------

                               CNB Bancorp, Inc
                               ----------------
            (Exact Name of Registrant as Specified in its Charter)

         New York                       17501                  14-1709485
         --------                       -----                  ----------
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
     of Incorporation)                                      Identification No.)

12-24 North Main Street, Gloversville, New York                  12078
-----------------------------------------------                  -----
   (Address of Principal Executive Offices)                    (Zip Code)

Registrant's Telephone Number, including Area Code   (518) 773-7911
                                                     --------------

                                     N/A
                                     ---
        (Former Name or Former Address, if Changed Since Last Report)

Item 7.   Financial Statements and Exhibits

          (a) Not applicable.

          (b) Not applicable.

          (c) The following exhibits are included with this Report:

            Exhibit 99   Press Release dated July 22, 2004



Item 12. Results of Operations and Financial Condition

         On July 22, 2004, the Registrant issued a press release containing financial information and accompanying discussion for the quarter and year-to-date ended June 30, 2004. A copy of this press release is furnished as Exhibit 99 to this report on Form 8-K.




                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  July 22, 2004                  CNB Bancorp, Inc.

                                       /s/ George A. Morgan
                                       --------------------
                                       George A. Morgan
                                       Executive Vice President
                                       & Chief Financial Officer

                                EXHIBIT INDEX


EXHIBIT NUMBER             EXHIBIT DESCRIPTION

Exhibit 99                 Press Release dated July 22, 2004

                                                                   EXHIBIT 99

CNB BANCORP, INC.

                      OVER 110 YEARS OF BANKING SERVICE

WILLIAM N. SMITH, PRESIDENT
GEORGE A. MORGAN, VICE PRESIDENT AND SECRETARY
MICHAEL J. FRANK, TREASURER
BRIAN R.. SEELEY, AUDITOR

July 22, 2004                          For additional information, contact
                                       Larry Peck, Vice President/Marketing
                                       at 518-773-5115


                            FOR IMMEDIATE RELEASE


CNB BANCORP, INC. ANNOUNCES RECORD YEAR-TO-DATE EARNINGS:

GLOVERSVILLE, NY -- (BUSINESS WIRE) --

CNB Bancorp, Inc. (OTCBB:CNBI), parent of City National Bank and Trust Company, announced today that earnings per share on a fully diluted basis for the six months ended June 30, 2004 increased 21.5%, to $1.13 per share, when compared to the first six months of 2003. The Company reported diluted earnings per share of $0.93 for the first six months of 2003. Earnings per share on a fully diluted basis for the quarter ended June 30, 2004 increased 15.9%, to $0.51 per share, when compared to the second quarter of 2003. The Company reported diluted earnings per share of $0.44 for the second quarter of 2003.

Net income for the first six months of 2004 totaled $2,516,000 as compared to $2,065,000 for the corresponding period of 2003. The Company's 2004 earnings were positively impacted during the first six months as a result of additional net gains on sales and calls of securities available for sale compared to the first six months of 2003. After the related income tax effect, these additional net gains positively impacted net income by $270,000 in 2004. Net income for the quarter ended June 30, 2004 totaled $1,139,000 as compared to $982,000 for the corresponding period of 2003. The Company's net income for the second quarter of 2004 was positively impacted by an improvement in net interest income and insurance commissions.

William N. Smith, Chairman of the Board and President of CNB Bancorp, Inc. said the higher results for the six months were also impacted by a reduction in the provision for loan losses from $520,000 in 2003 to $300,000 in 2004. An increase in the net interest margin, fully tax effected, from 3.79% for the first six months of 2003 to 4.00% for the first six months of 2004 also helped to improve earnings for the first six months of 2004. A decline in insurance commissions and a slight increase in operating expenses partially offset the improvement in the net interest margin and the reduction in the provision for loan losses.

The Company's total assets were $389,243,000 at June 30, 2004, or 1.6% below the $395,556,000 at December 31, 2003. Loans outstanding at June 30, 2004 were $175,549,000, up 2.5% from $171,230,000 at December 31, 2003. Increases in commercial lending and consumer installment lending were primarily responsible for this increase in the loan portfolio. Deposits at June 30, 2004 were $307,017,000, a decrease of 0.4% from $308,247,000 at December 31,
2003.

Stockholders' equity at June 30, 2004 was $38,076,000 as compared to $38,040,000 at December 31, 2003. This resulted in an equity to total assets ratio of 9.8% at June 30, 2004 compared to 9.6% at December 31, 2003, a ratio that is over twice the regulatory minimum guideline of 4.0%.

The Company further reported that its return on average assets for the first six months of 2004 was 1.28%, compared with 1.04% for the first six months of 2003, while its return on average equity was 13.30%, an increase from 11.28% in 2003.

William N. Smith further reported that regulatory approval had been received to consummate our purchase of the Speculator, New York and Amsterdam, New York branches of HSBC Bank USA, N.A. Completion of this transaction is expected in the third quarter of 2004.

CNB Bancorp, Inc. is a financial holding company with its principal office in Gloversville, New York. The company operates two subsidiaries: City National Bank and Trust Company, which provides a full range of personal and commercial banking products as well as personal and business trust services; and Hathaway Insurance Agency, Inc., which provides general insurance services.



This news release may be deemed to include forward-looking statements, such as statements that relate to financial goals, business outlook and credit quality. Actual results could differ materially from those indicated by these statements. CNB Bancorp's 2003 Annual Report to Shareholders and 2003 and 2004 periodic reports to the SEC, including the section of the Annual Report of Form 10-K for the year ended December 31, 2003 captioned "Forward-Looking Information," contain additional information about factors that could affect actual results.

                     CITY NATIONAL BANK AND TRUST COMPANY
                  PO. Box 873, GLOVERSVILLE, NEW YORK 12078
                   PHONE (518) 773-7911 FAX (518) 725-2730